UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): March 16, 2017

_________________________

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Erik Falk’s previously announced retirement from KKR & Co. (“KKR”), on March 16, 2017, Mr. Falk tendered his resignation from the board of directors (the “Board”) of Corporate Capital Trust, Inc., a Maryland corporation (the “Company”), to be effective as of March 20, 2017. Mr. Falk, who has served on the Board since 2012, indicated that he has no disagreements with the Company on any matter relating to its operations, policies or practices.

Also on March 16, 2017, the Board appointed Mr. Todd C. Builione to the Board, effective as of Mr. Falk's resignation. Mr. Builione was appointed to serve for a term expiring at the Company’s 2017 annual meeting of stockholders.

Mr. Builione has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person.

Set forth below is biographical information pertaining to Mr. Builione:

Todd C. Builione joined KKR in 2013 and is a Member of KKR and President of KKR Credit Advisors (US) LLC. Mr. Builione also serves on the KKR Global Risk Committee. Prior to joining KKR, Mr. Builione spent nine years at Highbridge Capital Management, serving as President of the firm, CEO of Highbridge’s Hedge Fund business and a member of the Investment and Risk Committees. Mr. Builione began his career at the Goldman Sachs Group, where he was predominantly focused on capital markets and mergers and acquisitions for financial institutions. He received a B.S., summa cum laude, Merrill Presidential Scholar, from Cornell University and a J.D., cum laude, from Harvard Law School. Mr. Builione serves on the Board of Directors of Marshall Wace, a liquid alternatives provider which formed a strategic partnership with KKR in 2015. Mr. Builione also serves on the Board of Directors of Harlem RBI (a community-based youth development organization located in East Harlem, New York), on the Advisory Council of Cornell University’s Dyson School of Applied Economics and Management, and on the Board of Directors of the Pingry School.

Mr. Builione was selected as a director because of his prior experience and familiarity with the markets we primarily target to invest in. Equally significant is his knowledge and prior experience in the management of large businesses in the areas we operate in, and portfolio risk management and analytics, both of which we believe are key qualifications for providing sound direction and leadership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: March 21, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Financial Officer